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                                                                  Exhibit 10-c-2

                               NORDSON CORPORATION
                               -------------------

                      RESOLUTION OF THE BOARD OF DIRECTORS
                           ADOPTING AMENDMENTS TO THE
                            NORDSON CORPORATION 1982
                          INCENTIVE STOCK OPTION PLAN

                                January 30, 1987



               WHEREAS, the Tax Reform Act of 1986 made certain amendments to the provisions of the Internal Revenue Code (the "Code") governing incentive stock options; and

               WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation and its shareholders that the Nordson Corporation 1982 Incentive Stock Option plan (the "Plan") be amended in view of these changes in the provisions of the Code governing incentive stock options;

               NOW, THEREFORE, BE IT RESOLVED, that the amendments to the Plan set forth on Exhibit A attached hereto and made a part hereof be, and hereby are, adopted.

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                                   EXHIBIT A

                             PROPOSED AMENDMENTS TO
                              1982 INCENTIVE STOCK
                                  OPTION PLAN

1. The fourth sentence of Section 4 of the Plan is amended by replacing "The" with "the" and adding the following phrase at the beginning of the sentence:

          For incentive stock options granted hereunder prior to January 1, 1987,

2. Section 4 of the Plan is amended by adding the following additional sentence after the fourth sentence of the Section:

          For incentive stock options granted after December 31, 1986, the aggregate fair market value, determined as of the date of grant of the option, of the Common Shares with respect to which incentive stock options are exercisable for the first time during any calendar year by an employee granted incentive stock options, under this Plan or any other stock option plans of Nordson and its parent and subsidiary corporations, shall not exceed $100,000.

3. Section 7 of the Plan is amended by adding the following phrase at the end of the fourth sentence before the period:

          , except that the provisions of this sentence shall not apply to any incentive stock option granted hereunder after December 31, 1986.